STAAR Surgical Investor Presentation NASDAQ: STAA | January 13, 2020 Exhibit 99.3

Forward Looking Statements All statements in this presentation that are not statements of historical fact are forward-looking statements, including any of the following: statements about the Ophthalmic industry, our business and financial results, any financial projections, including those relating to the plans, strategies, and objectives of management for 2020-2022 and beyond or prospects for achieving such plans, expectations for sales, revenue, or earnings, product safety or effectiveness, total addressable market and our share of the markets in which we compete, the status of our pipeline of ICL products with regulators, including our EDOF lens for Presbyopia and our EVO family of lenses in the U.S., and any statements of assumptions underlying any of the foregoing, including those relating to our product pipeline and market expansion activities. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 28, 2018 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval, or to take enforcement action; potential international trade disputes; and the willingness of surgeons and patients to adopt a new or improved product and procedure. The The Visian ICL with CentraFLOW, now known as EVO Visian ICL, is not yet approved for sale in the United States.

The Future of Refractive Surgery is Lens-Based... The Time for STAAR is Now “Intraocular refractive surgery is the next wave of growth in the eyecare space and STAAR is the clear leader in this technology. The success that STAAR has demonstrated in Asia is a leading indicator for what I expect to happen in the US market. I am opening two new practices in Milwaukee and Minneapolis in January and the ICL is a cornerstone of our business plan. I will not be offering LASIK and will have the first fully intraocular refractive surgery clinic in each location. We are on track to open four additional clinics in major metropolitan areas with the next 24 months. There are significant tailwinds that I believe will drive ICL growth. While the LASIK market has contracted, the desire to be free of glasses has not gone away and there is pent up demand that will fuel ICL growth. The distinction between cataract and refractive surgery is blurring as all intraocular surgeries now have a refractive end point with the expectation of clear spectacle free vision. The ICL is a natural fit for anterior segment surgeons who offer premium IOL options. The future looks bright for the ICL in the US and I anticipate accelerated growth as the EVO models become available.” - John Vukich, MD Chief Medical Officer, Summit Eyecare

The Future of Refractive Surgery is Lens-Based... The Time for STAAR is Now Large and Growing Addressable Market (TAM) Strong Financial Performance includes Expanding Margins and Cash Generation Proprietary Lens Technology and Business Model is Driving Industry-Leading Growth

TAM STAAR is Targeting Two Large Markets Refractive Today: 4 Million Procedures Annually Refractive Future: Growth refueled by lens-based myopia and presbyopia solutions Myopia Presbyopia * Company estimates of Viable Market Opportunity. Adjustments to TAM based on Epidemiological Data; Distribution of Uncorrected Refractive Error by Age; Patient Ability to Pay; Proximity to Qualified Surgeon; Willingness to Undergo a Refractive Procedure; and Surgeon Input. Distance Vision / Nearsightedness Target Market: Ages 21-45+ Near Vision / Reading Glasses Target Market: Ages 45-55+ 1.7 Billion Presbyopes 55 Million Presbyopes STAAR’s Opportunity* 1.9 Billion Myopes 35 Million Myopes STAAR’s Opportunity*

TAM Tailwinds Will Drive Future Market Growth …to dramatically increase STAAR’s Opportunity. Significant and Increasing Prevalence / Requires Correction Myopia Presbyopia 75-80% of 45-54 Year Olds are Using Correction for Presbyopia** $70 Billion Spend * BHVI, adapted from Holden et al. 2016 Ophthalmology. ** Fricke, Global Prevalence of Presbyopia and Vision Impairment from Uncorrected Presbyopia. Eyeglasses $48B Contact Lenses $16B Refractive $6B Number of myopes (millions) Myopia – Now and In 2050* Myopia prevalence (%) Year

Proprietary Lens-Based Technology Over 1 Million ICLs™ Implanted Globally Please Note: The ICL is not visible to other people after implantation. * EVO ICL Patient Registry data on file. 99.4% of Patients Would Elect STAAR’s EVO Implantable Collamer® Lens Again* An Evolution in Visual Freedom™

ICL Advantages Proprietary Lens-Based Technology Natural Crystalline Lens Iris Cornea ICL™ Retina Proprietary Collamer Material Quality of Vision Removeable Eco-Friendly Bio-Compatible No Dry Eye Syndrome Upgradeable No Capital Investment Excellent Night Vision Quiet in the Eye Additive UV Protection

Industry Leading Growth 22% CAGR 2017-2019 *Preliminary revenue results as announced on January 13, 2020 for Q4 and fiscal year 2019 not adjusted for constant currency. Calendarization of quarterly revenue anticipated to be approximately 22% (Q1); 27% (Q2); 26% (Q3); 25% (Q4) for fiscal year 2020. Revenue and Growth Y/Y… $ 82.4 $ 90.6 $ 124.0 $ 150.2E* 2016 2017 2018 2019 +7% Growth +10% Growth +37% Growth $ Millions +21% Growth * *

Industry Leading Growth ICL Unit Growth Y/Y*… Nine Months YTD 2019 * Select markets for the Nine-Months Ended September 27, 2019 as compared to the Nine-Months Ended September 28, 2018.

Industry Leading Growth Drives… Gross Margin Operating Margin GAAP EPS * Nine-Months Ended September 27, 2019 and Nine-Months Ended September 28, 2018. Expanding Margins Expanding GAAP EPS Profitability

Industry Leading Growth Drives… Cash from Operations ($ Millions) Balance Sheet Cash** ($ Millions) Cash Generation Strong Balance Sheet * Nine-Months Ended September 27, 2019 and Nine-Months Ended September 28, 2018. ** Cash, Cash Equivalents and Restricted Cash. The Company raised $78 million (gross proceeds) in August 2018.

STAAR’s Global “Eyeprint” 75 Countries Globally STAAR operates with independent distribution in the remaining countries where the ICL is sold. Hybrid Markets: China | S. Korea | India Potential Future Hybrid Markets Direct Markets: United States | Canada | U.K. | Germany | Spain | Japan

ICL Global Market Share* * Company Estimates as of October 24, 2019. From < 2% to 6% Est. 2019 Japan 23%

China What’s Going On… EVO Has Captured 14% Market Share* Peak Summer Season = Thousands of ICLs Daily Hospital Waiting Room Surgeon WeChat Posting of EVO Patients * Company Estimates as of October 24, 2019.

EVO Only Clinics Paradigm Change Consumer Marketing Propels EVO Growth China What’s Going On…

Surgeon Support + Consumer Marketing + Celebrity-Driven Awareness + EVO ICL Only Clinic “When I woke up… I was so happy that I was about to cry… problems with dry eye and hyperemia have disappeared.” – Rino Sashihara on Twitter HKT48, Top Idol Japan What’s Going On… The Japanese Ophthalmological Society modified its surgical indication criteria for recommended use of phakic intraocular lenses, such as the EVO Visian ICL, from -6.0 diopters to -3.0 diopters in 2019. Dr. Yoshihiro Kitazawa, Chief Medical Director, Sapia Tower Eye Clinic in Tokyo

The German refractive society expanded recommended range for use of phakic refractive lenses, including EVO from -6.0D to -3.0D* in 2019. Strategic Partnerships Vista Oftalmólogos, 49 eye clinics spanning Spain, France, Portugal and Morocco Smile Eyes Group, 13 eye clinics in Germany and Austria A global partnership model for smaller clinics with Dr. Neuhann of the Eye Clinic at Marienplatz Germany and Spain What’s Going On… Surgeon Support + Strategic Partnerships * Border recommendation moved to -1.0D.

United States What’s Going On… Visian Toric ICL approval returned U.S. to growth in Q4’18 EVO Visian ICL Clinical Trial Imminent Inaugural U.S. Surgeons Council Summit (Dallas) Bringing OUS business model of premium and primary ICL positioning to the U.S. Leading Ophthalmic Surgeons from top markets OUS surgeons educating U.S. surgeons on ICL business model opportunity Tremendous excitement among U.S. Surgeons Dozens of recently-signed strategic alliance agreements throughout North America Bring Successful OUS Business Model to U.S.

United States What’s Going On… Award Winning Global Media Campaign Coming to the U.S. – Two Months Results for this Campaign in St. Louis is 200% Increase in Doc Finder Visits

* 2019 YTD is Nine-Months ended September 27, 2019 as reported. **Total Cash at 9/27/19. $39.7M Total Cash deducting $72.6M Net Proceeds from August 2018 secondary also demonstrates significant operational execution above target. STAAR’s Execution Three-Year Financial Outlook Provided at November 2017 Investor Day and Execution… Promises Made. Promises Kept. GAAP EPS Outlook 2018 - 2020 Annual Revenue Growth of 15 - 20% Stretch Annual ICL Unit Growth of 25%+ Profitability Improvement; Achieve Sustainable Positive EPS within 3-Year Plan Maintain and Improve Cash Flow Achieve $25M Total Cash by YE 2020 Execution 2018 + 2019 YTD* 20% - 37% Annual Revenue Growth 36% - 54% Annual ICL Unit Growth $112.3M Total Cash** FY17 FY18 FY19 YTD ($0.05) $0.11 $0.16 Cash From Operations FY17 FY18 FY19 YTD $2.9M $12.8M $16.0M

STAAR’s Vision 2020-2022 Strategic Imperatives Position EVO Implantable Lenses as a Special and Transformational Pathway to Visual Freedom… Promote Exceptional Desirability to Win Consumer Choice and Social Media Enthusiasm Support the Transformation of the Refractive Surgery Paradigm through Clinical Validation and Medical Affairs Excellence thereby Achieving Surgeon Commitment Innovate and Develop a Pipeline of Next Generation Premium Collamer-Based Intraocular Lenses… Monofocal, Presbyopic and Accommodating Deliver Foundations 2022: Assure World Class Supply Integrity and Delivery Performance while Driving Gross Margin Above 80% Continue our Focus on and Commitment to STAAR’s Culture of Quality Delight Shareholders! We have a Passionate Commitment to Deliver Visual Freedom to Patients for an Active and Fulfilling Life Independent of Contact Lenses and Glasses…

Financial Outlook *Published in Clinical Ophthalmology, Packer, December 2018. 2020-2022 REVENUE GROWTH 25% CAGR by YE 2022 ICL UNIT GROWTH 35% CAGR by YE 2022 PROFITABILITY IMPROVEMENT Profitability Improves balanced by Prudent Investment Consumer Awareness Commercialization Clinical Studies CASH FLOW AND BALANCE SHEET Strong Cash Flow Continues Balance Sheet Cash Increases Fiscal Year 2020 Emphasis: Patient Awareness Commercialization Clinical Trials Presbyopia Introduction

Financial Outlook Assumptions 2020-2022 REVENUE EDOF Presbyopia ICL on market in Q2 2020 followed by phased rollout US growth accelerates, preparing key cities for future EVO launch Keep building China, aiming for 25%+ procedure share Continue modest trade-offs of price for volume in mid/low diopter range Increase consumer outreach efforts in key markets Investment in hybrid distribution models will increase growth profiles in critical markets

2020-2022 UNIT COSTS Target $1.5M Reduction in Manufacturing Costs Annually in planning cycle OPERATING EXPENSES Overall Spending Growth Slows in Latter Part of Planning Period R&D Spend as a Percentage of Sales Settles into the Mid-Teens by the end of Planning Period CAPITAL AND OPERATING INVESTMENTS Monrovia, Nidau, and Lake Forest (EDOF) Production Clinicals, EVO in the U.S. + EDOF Presbyopia Clinicals ROW Commercial Buildout Digital Marketing Surgeon Support Patient Outreach Financial Outlook Assumptions

STAARSURGICAL™

Product Pipeline

2020-2022



Supplemental Use for EVO Family of Lenses

- Announced CE Mark approval on January 13, 2020; aimed at post-cataract IOL market (28M+ global procedures annually*); adds surgeon option to use EVO family of lenses…
    - As a touch-up for refractive surprise patients;
    - To provide improved range of vision for patients who already have monofocal IOLs (EDOF); or
    - As an alternative to multifocal IOLS, e.g. paired-use of monofocal IOL + EDOF

EVO ICL for Presbyopia (EDOF)

- Currently under regulatory review for approval in CE Mark countries
- Following approval, potential controlled commercial roll-out by end of Q2'2020
- Expands target ICL age range in new 'Holy Grail' market of refractive surgery

Pre-Loaded Injector for ICL

- Planned regulatory submission for 2H'2020

U.S. Introduction of EVO Family of Lenses for Myopia

- Approved study for 300-eyes with six-month follow-up commencing Q1'2020
- If/when approved would bring STAAR's latest family of lenses to the #2 market in the world for refractive surgery

*Market Scope, September 2019.

Evolution in Visual Freedom™

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www.staar.com www.discoverevo.com The Future of Refractive Surgery is Lens-Based... The Time for STAAR is Now